EXHIBIT 99.1

Parker Drilling Reports 2015 Third Quarter Results
HOUSTON, November 3, 2015 - Parker Drilling Company (NYSE: PKD) today announced a net loss of $48.6 million, or a $0.40 loss per share on revenues of $173.4 million for the third quarter ended September 30, 2015.  The net loss includes a $36.6 million non-cash valuation allowance taken primarily against U.S. foreign tax credits and certain foreign net operating losses that accounted for $0.30 of the reported loss per share. While the carry-forwards have been reserved on the Company's financial statements, they have not expired and remain available to offset future cash taxes. Excluding this valuation allowance, the adjusted loss per share was $0.10.
Third quarter adjusted EBITDA was $35.4 million, compared with $32.8 million for the preceding quarter.
Gary Rich, Chairman, President and CEO, said, “Both our adjusted EBITDA and our adjusted EBITDA as a percentage of revenue increased sequentially primarily due to strong results from our International & Alaska Drilling segment. In addition, we continued to benefit from company-wide cost efficiencies undertaken during the course of the year.
"From an outlook perspective, we anticipate that continued uncertainty over commodity prices will lead to further declines in customer spending and pricing during the remainder of the year. As a result, we anticipate lower activity for our drilling services and rental tools services businesses, which will drive lower operating results in the fourth quarter.
"We continue to manage our business as if this downturn will persist through 2016. Throughout this year, we have taken proactive steps to achieve our goal of generating free cash flow, including head count and operating expense reductions, maintaining our working capital diligence and reducing capital expenditures while striving to sustain utilization and market share. In addition, previously-announced amendments to our credit facility preserve our financial flexibility and enhance our position in this uncertain market. I believe our balanced profile of product and service mix, geographic diversity and backlog are enabling us to perform better than most of our peers. With our solid balance sheet and prudent management during this downturn, we believe we are positioned to grow once the market environment stabilizes and the outlook improves," Mr. Rich concluded.
Third Quarter Review
Parker Drilling's revenues for the 2015 third quarter, compared with the 2015 second quarter, decreased 6.7 percent to $173.4 million from $185.9 million, operating gross margin excluding depreciation and amortization expense (gross margin) increased 5.0 percent to $44.4 million from $42.3 million and gross margin as a percentage of revenues was 25.6 percent, compared with 22.8 percent for the prior period.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, revenues declined 4.3 percent to $116.6 million from $121.8 million, gross margin increased 31.4 percent to $27.2 million from $20.7 million, and gross margin as a percentage of revenues was 23.3 percent, compared with 17.0 percent for the prior period.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $6.0 million, an 11.8 percent decrease from 2015 second quarter revenues of $6.8 million. Gross margin was a $1.9 million loss as compared with a 2015 second quarter gross margin loss of $2.0 million. The declines in revenues were primarily the result of lower activity in the Company's California O&M business, while gross margin improved as a result of slightly higher utilization and lower costs in the Gulf of Mexico drilling barge business.
International & Alaska Drilling
International & Alaska Drilling segment revenues were $110.7 million, a 3.7 percent decrease from 2015 second quarter revenues of $115.0 million. Gross margin was $29.1 million, a 28.8 percent increase from 2015 second quarter gross margin of $22.6 million. Gross margin as a percentage of revenues was 26.3 percent as compared with 19.7 percent in the 2015 second quarter. The decrease in revenues is attributable to a $7.1 million decrease in reimbursable expenses and lower Eastern Hemisphere rig utilization, partially offset by an increase in Latin America utilization and project services activities. The increase in gross margin is due to the increase in Latin America utilization and project services activities along with lower operating expenses.
Rental Tools Services
Rental Tools segment revenues were $56.8 million, an 11.4 percent decrease from 2015 second quarter revenues of $64.1 million. Gross margin was $17.2 million, a 20.7 percent decrease from 2015 second quarter gross margin of $21.7 million. Gross margin as a percentage of revenues was 30.3 percent as compared with 33.9 percent in the 2015 second quarter. Reduced revenues and gross margin were primarily due to the continued decline in U.S. land drilling activity, as well as lower pricing and business mix in certain international rental tools markets.

General and Administrative expense decreased to $8.9 million for the 2015 third quarter, from $9.5 million for the 2015 second quarter.
Capital expenditures in third quarter were $17.9 million, and year-to-date through September 30, 2015 were $72.5 million.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, November 4, 2015, to review reported results.  The call will be available by telephone at (888) 287-5563, access code 235454.  The call can also be accessed through the Investor Relations section of the Company's website.  A replay of the call can be accessed on the Company's website for 12 months or by telephone for 1 week from November 4, 2015 at (888) 203-1112, using the access code 235454#.
Cautionary Statement
This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company's financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker Drilling-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets.  More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

CONTACT: Jason Geach, Vice President, Investor Relations & Corporate Development, (281) 406-2310, jason.geach@parkerdrilling.com; or Greg Rosenstein, Director of Investor Relations, (281) 406-2030, greg.rosenstein@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands, Except Per Share Data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$104,651	$108,456
Accounts and Notes Receivable, Net	224,996	270,952
Rig Materials and Supplies	38,516	47,943
Deferred Costs	2,961	5,673
Deferred Income Taxes	5,448	7,476
Other Current Assets	25,033	29,279
TOTAL CURRENT ASSETS	401,605	469,779

PROPERTY, PLANT AND EQUIPMENT, NET	841,923	895,940

OTHER ASSETS
Deferred Income Taxes	133,058	122,689
Other Assets	65,597	32,251
TOTAL OTHER ASSETS	198,655	154,940

TOTAL ASSETS	$1,442,183	$1,520,659

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$10,000
Accounts Payable and Accrued Liabilities	150,170	168,665
TOTAL CURRENT LIABILITIES	150,170	178,665

LONG-TERM DEBT	585,000	605,000

LONG-TERM DEFERRED TAX LIABILITY	75,197	52,115

OTHER LONG-TERM LIABILITIES	20,141	18,665

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	606,498	662,431
Noncontrolling interest	5,177	3,783
TOTAL EQUITY	611,675	666,214

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,442,183	$1,520,659

Current Ratio	2.67	2.63

Total Debt as a Percent of Capitalization	49%	48%

Book Value Per Common Share	$4.92	$5.43

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended June 30,
	Three Months Ended September 30,
	2015	2014	2015

REVENUES	$173,418	$242,012	$185,941

EXPENSES:
Operating Expenses	128,963	160,797	143,569
Depreciation and Amortization	39,584	36,149	38,351
	168,547	196,946	181,920
TOTAL OPERATING GROSS MARGIN	4,871	45,066	4,021

General and Administrative Expense	(8,895)	(9,370)	(9,511)
Provision for Reduction in Carrying Value of Certain Assets	(906)	—	(2,316)
Gain (Loss) on Disposition of Assets, Net	383	(457)	(138)
TOTAL OPERATING INCOME	(4,547)	35,239	(7,944)

OTHER INCOME AND (EXPENSE):
Interest Expense	(11,293)	(10,848)	(11,396)
Interest Income	7	36	19
Other	(719)	(536)	(1,529)
TOTAL OTHER EXPENSE	(12,005)	(11,348)	(12,906)

INCOME (LOSS) BEFORE INCOME TAXES	(16,552)	23,891	(20,850)

INCOME TAX EXPENSE (BENEFIT)	31,930	11,014	(6,916)

NET INCOME (LOSS)	(48,482)	12,877	(13,934)
Less: net income attributable to noncontrolling interest	138	311	95
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(48,620)	$12,566	$(14,029)

EARNINGS PER SHARE - BASIC
Net Income (loss)	$(0.40)	$0.10	$(0.11)

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$(0.40)	$0.10	$(0.11)

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	122,933,518	121,523,674	122,481,425
Diluted	122,933,518	123,177,753	122,481,425

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014

REVENUES	$563,435	$725,471

EXPENSES:
Operating Expenses	411,802	501,391
Depreciation and Amortization	118,474	106,666
	530,276	608,057
TOTAL OPERATING GROSS MARGIN	33,159	117,414

General and Administrative Expense	(29,243)	(25,341)
Provision for Reduction in Carrying Value of Certain Assets	(3,222)	—
Gain on Disposition of Assets, Net	2,686	433
TOTAL OPERATING INCOME	3,380	92,506

OTHER INCOME AND (EXPENSE):
Interest Expense	(33,767)	(33,486)
Interest Income	209	156
Loss on extinguishment of debt	—	(30,152)
Other	(3,628)	1,391
TOTAL OTHER EXPENSE	(37,186)	(62,091)

INCOME (LOSS) BEFORE INCOME TAXES	(33,806)	30,415

INCOME TAX EXPENSE (BENEFIT)	24,832	14,093

NET INCOME (LOSS)	(58,638)	16,322
Less: net income attributable to noncontrolling interest	789	624
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(59,427)	$15,698

EARNINGS PER SHARE - BASIC
Net Income (loss)	$(0.49)	$0.13

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$(0.49)	$0.13

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	122,430,957	120,994,728
Diluted	122,430,957	122,972,014

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2015	2014	2015

REVENUES:
Drilling Services:
U.S. (Lower 48) Drilling	$5,961	$44,409	$6,848
International & Alaska Drilling	110,661	109,892	114,969
Total Drilling Services	116,622	154,301	121,817
Rental Tools	56,796	87,711	64,124
Total Revenues	$173,418	$242,012	$185,941

OPERATING EXPENSES:
Drilling Services:
U.S. (Lower 48) Drilling	$7,820	$22,687	$8,829
International & Alaska Drilling	81,586	86,123	92,329
Total Drilling Services	89,406	108,810	101,158
Rental Tools	39,557	51,987	42,411
Total Operating Expenses	$128,963	$160,797	$143,569

OPERATING GROSS MARGIN:
Drilling Services:
U.S. (Lower 48) Drilling	$(1,859)	$21,722	$(1,981)
International & Alaska Drilling	29,075	23,769	22,640
Total Drilling Services	27,216	45,491	20,659
Rental Tools	17,239	35,724	21,713
Depreciation and Amortization	(39,584)	(36,149)	(38,351)
Total Operating Gross Margin	$4,871	$45,066	$4,021

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net Income (Loss) Attributable to Controlling Interest	$(48,620)	$(14,029)	$3,222	$7,753	$12,566
Adjustments:
Income Tax (Benefit) Expense	31,930	(6,916)	(182)	9,983	11,014
Interest Expense	11,293	11,396	11,078	10,779	10,848
Other Income and Expense	712	1,510	1,197	(1,187)	500
(Gain) Loss on Disposition of Assets, Net	(383)	138	(2,441)	(621)	457
Depreciation and Amortization	39,584	38,351	40,539	38,455	36,149
Provision for Reduction in Carrying Value of Certain Assets	906	2,316	—	—	—

Adjusted EBITDA*	35,422	32,766	53,413	65,162	71,534

Adjustments:
Non-routine Items	—	—	—	—	(1,250)

Adjusted EBITDA after Non-routine Items	$35,422	$32,766	$53,413	$65,162	$70,284

*Adjusted EBITDA, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, except Per Share)
(Unaudited)
	Three Months Ended
	September 30,		June 30,
	2015	2014	2015

Net income attributable to controlling interest	$(48,620)	$12,566	$(14,029)
Earnings per diluted share	$(0.40)	$0.10	$(0.11)

Adjustments:
Escrow clawback	$—	$(1,250)	$—
Provision for reduction in carrying value of certain assets **	—	—	2,316
Valuation allowance	36,632	—	—
Total adjustments	36,632	(1,250)	2,316
Tax effect of adjustments	—	500	(443)
Net adjustments	36,632	(750)	1,873

Adjusted net income attributable to controlling interest*	$(11,988)	$11,816	$(12,156)
Adjusted earnings per diluted share	$(0.10)	$0.10	$(0.10)

*Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

**The three months ended September 30, 2015 excludes provision for reduction in carrying value of certain assets of $0.9 million ($0.5 million, net of tax) deemed not meaningful to adjusted earnings per diluted share for the period.